UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

JDEV Acquisition Corp.
(Exact name of registrant as specified in its charter)

Nevada	41-2828779
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

The Galleria, 2 Bridge Avenue, Suite 241, Red Bank, NJ	07701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 758-9001

Copies to:

Joseph Lucosky, Esq.

Federica Pantana, Esq.

101 Wood Avenue South

Woodbridge, New Jersey 08830

Telephone Number: 732 395 4400

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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EXPLANATORY NOTE

We are voluntarily filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.0001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This registration statement will become effective automatically by lapse of time 60 days from the date of the original filing pursuant to Section 12(g)(1) of the Exchange Act.

Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13(a) under the Exchange Act and will be required to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Unless otherwise noted, references in this registration statement to the “Registrant,” the “Company,” “we,” “our” or “us” means JDEV Acquisition Corp. Our principal place of business is located at The Galleria, 2 Bridge Avenue, Suite 241, Red Bank, NJ. Our telephone number is: (732) 758-9001.

FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire registration statement carefully, especially the risks discussed under the section entitled “Risk Factors.” Although management believes that the assumptions underlying the forward-looking statements included in this registration statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward-looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this registration statement will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements unless required by applicable laws or regulations.

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Item 1. Business.

Business Development

JDEV Acquisition Corp. was incorporated in the State of Nevada on November 26, 2025. The Company was formed as a vehicle to pursue a business combination. Since inception, the Company has been engaged in organizational efforts and obtaining initial financing. The business purpose of the Company is to seek the acquisition of, or merger with, an existing company. The Company selected December 31st as its fiscal year end. The Company has begun to engage directly in preliminary discussions with several potential candidates for a business combination. These discussions have progressed to the stage of substantive negotiations with one candidate in particular. As of the date of this filing, however, the Company has not entered into any letter of intent or other definitive agreement and neither party is bound by any contractual obligations with respect to a potential business combination involving the Company, and there can be no assurance that any of these discussions will result in a definitive acquisition agreement or a completed transaction.

Business of Issuer

The Company, based on proposed business activities, is a “blank check” company. The U.S. Securities and Exchange Commission (the “SEC”) defines those companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Exchange Act, and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.” Under SEC Rule 12b-2 under the Exchange Act, the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations. As of December 31, 2025, the Company had $25,490 in cash and its auditors have issued an opinion raising substantial doubt about its ability to continue as a going concern. Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company is not restricting its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. The Company has not conducted any active operations since inception, except for its efforts to locate suitable acquisition candidates. The Company’s plan of operation for the remainder of the fiscal year and beyond such time shall be to continue its efforts to locate suitable acquisition candidates. As of the date of this filing, the Company has not identified any specific milestones to be achieved by any specific date.

During the remainder of the fiscal year and beyond such time, we anticipate incurring costs related to the filing of Exchange Act reports, and investigating, analyzing and consummating an acquisition. We believe we will be able to meet these costs through the use of funds to be loaned by or invested in us by our stockholders, management or other investors. Our management and stockholders have indicated their intent to advance funds on behalf of the Company as needed in order to accomplish its business plan and comply with its Exchange Act reporting requirements; however, there are no agreements in effect between the Company and our management and stockholders specifically requiring that they provide any funds to the Company. As a result, there are no assurances that such funds will be advanced or that the Company will be able to secure any additional funding as needed.

The analysis of new business opportunities will be undertaken by or under the supervision of the Company’s management. The Company has begun to engage directly in preliminary discussions with several potential candidates for a business combination. These discussions have progressed to the stage of substantive negotiations with one candidate in particular. As of the date of this filing, however, the Company has not entered into any letter of intent or other definitive agreement and neither party is bound by any contractual obligations with respect to a potential business combination involving the Company, and there can be no assurance that any of these discussions will result in a definitive acquisition agreement or a completed transaction. While the Company has limited assets and no revenues, the Company has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities in that it may seek out a target company in any type of business, industry or geographical location. In its efforts to analyze potential acquisition targets, the Company is considering the following kinds of factors:

(a) potential for growth, indicated by new technology, anticipated market expansion or new products;

(b) competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

(c) strength and diversity of management, either in place or scheduled for recruitment;

(d) capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

(e) the cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;

(f) the extent to which the business opportunity can be advanced; and

(g) the accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items.

In applying the foregoing criteria, no one of which will be definitive, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Registrant’s limited capital available for investigation, the Registrant may not discover or adequately evaluate adverse facts about the opportunity to be acquired. In addition, we will be competing against other entities that possess greater financial, technical and managerial capabilities for identifying and completing business combinations.

In evaluating a prospective business combination, we will conduct as extensive a due diligence review of potential targets as possible given the lack of information which may be available regarding private companies and our limited personnel and financial resources. We expect that our due diligence will encompass, among other things, meetings with the target business’s incumbent management and inspection of its facilities, as necessary, as well as a review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, including but not limited to attorneys, accountants, consultants or other such professionals. As of the date of this filing, the Company has not specifically identified any third parties that it may engage. The costs associated with hiring third parties as required to complete a business combination may be significant and are difficult to determine as such costs may vary depending on a variety of factors, including the amount of time it takes to complete a business combination, the location of the target company, and the size and complexity of the business of the target company. While the Company does not intend to retain any entity to act as a “finder”, the Company’s management, through its various contacts and affiliations with other entities, including Network 1 Financial Securities, Inc. (“Network 1”), a privately held company which focuses on identifying public markets venture capital investment opportunities in high growth early stage companies, may assist in making introductions to candidates for a potential business combination. Network 1 is a sector agnostic privately held firm which has identified and invested, through its principal owners, in a wide spectrum of global industries, including in biotechnology, specialty pharmaceuticals, medical devices, robotics, and technology, and may assist the Company with due diligence in the form of identifying a business combination target. A stockholder, Chief Executive Officer, and director of the Company, Vincent LaBarbara, is a director and holds the position of Managing Director/Investment Banking of Network 1. Except as described herein, there are currently no other agreements or preliminary understandings between us and Network 1. As of the date of this filing, Network 1 has not introduced any specific candidate for a potential business combination to the Company.

Our limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a target business before we consummate a business combination. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if we had more funds available to us, would be desirable. We will be particularly dependent in making decisions upon information provided by the promoters, owners, sponsors or others associated with the target business seeking our participation.

The time and costs required to select and evaluate a target business and to structure and complete a business combination cannot presently be ascertained with any degree of certainty. The amount of time it takes to complete a business combination, the location of the target company, and the size and complexity of the business of the target company, whether current stockholders of the Company will retain equity in the Company, the scope of the due diligence investigation required, the involvement of the Company’s auditors in the transaction, possible changes in the Company’s capital structure in connection with the transaction, and whether funds may be raised contemporaneously with the transaction are all factors that determine the costs associated with completing a business combination transaction. The time and costs required to complete a business combination can be estimated once a business combination target has been identified. Any costs incurred with respect to the evaluation of a prospective business combination that is not ultimately completed will result in a loss to us.

Through information obtained from industry professionals including attorneys, investment bankers, and other consultants with experience in the reverse merger industry, the Company is aware that there are hundreds of shell companies seeking a business combination target. As a result, the Company believes it is in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are, and will continue to be, an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

In addition, management has not been and is not currently involved with any other blank check companies, except that David Landskowsky served as President and Director for Dutchess Holdings Corp., a blank check company, from 2014 until such company filed a Form 15 with the SEC in 2016, having not completed any transaction, and Mr. Landskowsky and Eric Rubenstein, among others, are partners in Intuitive Venture Partners, LLC, the beneficial owner of all 5,000,000 shares of Dutchess Holdings Corp. Management may become associated with additional blank companies at any time in the future. As a result, conflicts may arise during the pursuit of business combinations with such other blank check companies with which our management is involved or may become involved with in the future if we and the other blank check companies that our officers and directors are affiliated with desire to take advantage of the same business opportunity.

At this time, the Company has not identified any specific factors or criteria that will be used to determine which entity will proceed with a proposed transaction in the event of a conflict of interest and management reserves the right to use any such criteria as it determines to be relevant at the time a proposed transaction is presented. However, in the event a conflict of interest arises in connection with the identification of a proposed business transaction, the Company’s management and board of directors will use its reasonable judgment and intends to take all such actions as may be required in order to satisfy its fiduciary duties. At this time, there are no specific conflicts of interests identified by our management.

We presently have no employees apart from our management. Our officer and directors are engaged in outside business activities and are employed on a full-time basis by other companies. Our officer and directors will be dividing their time amongst these entities and anticipate that they will devote very limited time to our business until the acquisition of a successful business opportunity has been identified. The specific amount of time that management will devote to the Company may vary from week to week or even day to day, and therefore the specific amount of time that management will devote to the Company on a weekly basis cannot be ascertained with any level of certainty. In all cases, management intends to spend as much time as is necessary to exercise their fiduciary duties as an officer and/or director of the Company and believes that they will be able to devote the time required to consummate a business combination transaction as necessary.

We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

Form of Acquisition

The manner in which the Registrant participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Registrant and the promoters of the opportunity, and the relative negotiating strength of the Registrant and such promoters.

It is likely that the Registrant will acquire its participation in a business opportunity through the issuance of its Common Stock or other securities of the Registrant, which could result in substantial dilution to the equity of stockholders of the Registrant immediately prior to the consummation of a transaction. Although the terms of any such transaction have not been identified and cannot be predicted, it is expected that any business combination transaction the Company may enter into would be structured as a “tax free” reorganization. It should be noted that the criteria for determining whether or not an acquisition is a so-called “tax free” reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) depends upon the transaction meeting certain statutory and non-statutory requirements. There are different types of statutory requirements for each type of tax-free reorganization and thus each transaction must be reviewed carefully to determine its eligibility for a tax-free reorganization. One of the statutory requirements in a tax-free reorganization is that at least a certain percentage of the total consideration in the transaction must be voting stock of the acquirer corporation. This could result in substantial dilution to the equity of those who were stockholders of the Registrant prior to such reorganization. In addition, post-transaction dispositions of Registrant’s stock received as consideration could have implications for the tax-free nature of the transaction in question. The Company does not intend to supply disclosure to stockholders concerning a target company prior to the consummation of a business combination transaction, unless required by applicable law or regulation. In the event a proposed business combination involves a change in majority of directors of the Company, the Company will file and provide to stockholders a Schedule 14F-1, which shall include, information concerning the target company, as required. The Company will file a current report on Form 8-K, as required, within four business days of a business combination which results in the Company ceasing to be a shell company. This Form 8-K will include complete disclosure of the target company, including audited financial statements.

The present stockholders of the Registrant will likely not have control of a majority of the voting securities of the Registrant following a reorganization transaction. As part of such a transaction, all or a majority of the Registrant’s directors may resign and one or more new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders’ meeting and obtain the approval of the holders of a majority of the outstanding securities. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

The Company intends to search for a target for a business combination by contacting various sources including, but not limited to, our affiliates, lenders, investment banking firms, private equity funds, consultants and attorneys. The approximate number of persons or entities that will be contacted is unknown and dependent on whether any opportunities are presented by the sources that we contact. Due to our management’s affiliation with Network 1, we expect that Network 1 may be able to assist the Company in identifying a business combination target for us. We currently do not have any agreements or preliminary agreements between us and any other entities including but not limited to Network 1.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. The costs that will be incurred are difficult to determine with any degree of specificity at this time as such costs are expected to be dependent on factors such as the amount of time it takes to identify and complete a business combination transaction, the location, size and complexity of the business of the target company, whether current stockholders of the Company will retain equity in the Company, the scope of the due diligence investigation required, the involvement of the Company’s auditors in the transaction, possible changes in the Company’s capital structure in connection with the transaction, and whether funds may be raised contemporaneously with the transaction. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Registrant of the related costs incurred. The Company has not established a timeline with respect to the identification of a business combination target.

Emerging Growth Company

The Company is an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act, and exemptions from the requirements of Sections 14A(a) and (b) of the Securities Exchange Act of 1934 to hold a nonbinding advisory vote of stockholders on executive compensation and any golden parachute payments not previously approved.

The Company has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1.07 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the second quarter of any fiscal year following the anniversary of the initial reporting.

To the extent that we continue to qualify as a “smaller reporting company”, as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (2) scaled executive compensation disclosures; and (3) the requirement to provide only two years of audited financial statements, instead of three years.

Item 1A. Risk Factors.

As a “smaller reporting company” as defined in Item 10 of Regulation S-K (17 C.F.R. §229.10(f)(1)), the Company is not required to provide this information.

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operation.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company has not conducted any active operations since inception, except for its efforts to locate suitable acquisition candidates. No revenue has been generated by the Company since inception. It is unlikely the Company will have any revenues unless it is able to effect an acquisition or merger with an operating company, of which there can be no assurance. The Company’s plan of operation for the remainder of the fiscal year shall be to continue its efforts to locate suitable acquisition candidates. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company is not restricting our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The Company does not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with funds to be loaned to or invested in us by our stockholders, management or other investors.

During the next 12 months we anticipate incurring costs related to:

(i) filing of Exchange Act reports, and

(ii) investigating, analyzing and consummating an acquisition.

We believe we will be able to meet these costs through use of funds to be loaned by or invested in us by our stockholders, management or other investors. There are no assurances that such funds will be advanced or that the Company will be able to secure any additional funding as needed. As of December 31, 2025, the Company had $25,490 in cash.

On November 26, 2025, the initial shareholder and investor in the Company, Vincent LaBarbara, was issued 5,500,000 shares of Common Stock as a capital contribution made to the Company. On December 10, 2025, Mr. LaBarbara transferred a total of 4,400,000 shares of Common Stock to four individual investors pursuant to certain securities purchase agreements, with each investor receiving 1,100,000 shares of Common Stock, respectively.

On December 10, 2025, the Company issued promissory notes (the “Notes”) to five stockholders of the Company pursuant to which the Company agreed to repay the sum of any and all amounts advanced to the Company, on such date that the Company’s common stock is listed for trading on a nationally recognized exchange in the United States. The Notes bear interest at a rate of five percent (5%) per annum, payable on the maturity date of the Notes. As of December 31, 2025, the amount due under the Notes was $25,000, which includes a $5,000 note payable to the Chief Executive Officer of the Company.

Our ability to continue as a going concern is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Our ability to continue as a going concern is also dependent on our ability to find a suitable target company and enter into a possible reverse merger with such company. Management’s plan includes obtaining additional funds by equity financing through a reverse merger transaction and/or related party advances, however there is no assurance of additional funding being available.

The Company, as of December 31, 2025 had $25,490 in cash and has not earned any revenues from operations to date. In the next 12 months, we expect to incur expenses equal to approximately $15,000 related to legal, accounting, audit, and other professional service fees incurred in relation to the Company’s Exchange Act filing requirements. The costs related to the acquisition of a business combination target company vary widely and are dependent on a variety of factors including, but not limited to, the amount of time it takes to complete a business combination, the location of the target company, the size and complexity of the business of the target company, whether stockholders of the Company prior to the transaction will retain equity in the Company, the scope of the due diligence investigation required, the involvement of the Company’s auditors in the transaction, possible changes in the Company’s capital structure in connection with the transaction, and whether funds may be raised contemporaneously with the transaction. Therefore, we believe such costs are unascertainable until the Company identifies a business combination target. These conditions raise substantial doubt about our ability to continue as a going concern. The Company is currently devoting its efforts to locating merger candidates. The Company’s ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations.

The Company may consider a business, which has recently commenced operations, as a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. Our management believes that the public company status that results from a combination with the Company will provide such company greater access to the capital markets, increase its visibility in the investment community, and offer the opportunity to utilize its stock to make acquisitions. There is no assurance that we will in fact have access to additional capital or financing as a public company. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

Our officers and directors have engaged in preliminary discussions with several potential business combination candidates, and these discussions have progressed to substantive negotiations with at least one candidate. As of the date of this filing, however, the Company has not entered into any definitive agreement, letter of intent, or other contractual obligation with respect to any potential business combination, and there can be no assurance that any of these discussions will result in a definitive acquisition agreement or a completed transaction. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management’s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

The Company anticipates that the selection of a business combination will be complex and extremely risky. While the Company is in a competitive market with a small number of business opportunities, through information obtained from industry professionals including attorneys, investment bankers, and other consultants with experience in the reverse merger industry, our management believes that there are opportunities for a business combination with firms seeking the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

We do not currently intend to retain any entity to act as a “finder” to identify and analyze the merits of potential target businesses. However, we contemplate that Network 1 may introduce business combination opportunities to us. There are currently no agreements or preliminary agreements between us and Network 1.

We have not established a specific timeline nor have we created a specific plan to identify an acquisition target and consummate a business combination. We expect that our management and the Company, through its various contacts and affiliations with other entities, including Network 1, will locate a business combination target. We expect that funds in the amount of approximately $15,000 will be required in order for the Company to satisfy its Exchange Act reporting requirements during the next 12 months, in addition to any other funds that will be required in order to complete a business combination. Such funds can only be estimated upon identifying a business combination target. Our management and stockholders have indicated an intent to advance funds on behalf of the Company as needed in order to accomplish its business plan and comply with its Exchange Act reporting requirements, however, there are no agreements in effect between the Company and our management or stockholders specifically requiring they provide any funds to the Company. Therefore, there are no assurances that the Company will be able to obtain the required financing as needed in order to consummate a business combination transaction.

Off-Balance Sheet Arrangements.

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Item 3. Properties.

The Company neither rents nor owns any properties. The Company utilizes the office space and equipment of its management at no cost. Given the limited need of the Company, management believes that the office space is more than suitable and adequate. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth, as of the date of this filing, the number of shares of Common Stock owned of record and beneficially by (i) each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company’s directors and executive officers, and (iii) all directors and executive officers as a group.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class
Directors and Executive Officers:
Vincent LaBarbara, Chief Executive Officer and Director	1,100,000	20%
David Landskowsky, Director	1,100,000	20%
Eric Rubenstein, Director	1,100,000	20%
Michael Stewart, Executive Chair	1,100,000	20%
All Directors and Officers as a Group	4,400,000	80%

5% Stockholders:
Joseph Lucosky	1,100,000	20%

Directors, Executive Officers, and 5% Owners as a Group	5,500,000	100%

Item 5. Directors and Executive Officers.

(a) Identification of Directors and Executive Officers.

Our officer and directors, and additional information concerning each of them, are as follows:

Name	Age	Position
Vincent LaBarbara	64	Chief Executive Officer and Director
David Landskowsky	47	Director
Eric Rubenstein	66	Director
Michael Stewart	57	Executive Chair

Vincent LaBarbara, 64, Chief Executive Officer and Director, has more than 35 years’ experience in management, acquisitions and financial investments. He presently serves as a Managing Director/Investment Banking at Network 1 Financial Securities, Inc. Prior to his association with Network 1, Mr. LaBarbara acquired Skyebanc, Inc. a registered broker dealer with a specialty towards private equity, in May 2005 where he served as President and Chief Executive Officer. Prior to that, Mr. LaBarbara was a Partner and Managing Director of Commonwealth Associates from 1992 to 1998. His responsibilities included managing a very successful retail sales force.

He was also a member of Commonwealth Associates’ Executive Committee, from which all corporate decision-making was finalized. In addition, he chaired the distribution of Commonwealth Associates’ public and private offerings for both retail and institutional sales. Mr. LaBarbara has served on the Board of Foxton’s North America, a subsidiary of Foxtons UK, the largest real estate broker in central London. He also sat on the Board of Berdy Medical Systems. He has also advised dozens of public and private companies in various capacities.

Over the last 35 years, Mr. LaBarbara has led or participated in the successful consummation of numerous public and private investments in the hundreds of millions of dollars for early stage and emerging-growth companies. He attended Kingsborough College and received degrees in accounting and finance. He also attended and completed advanced accounting courses from Pace University’s New York School of Finance. Mr. LaBarbara holds Series 7, 63, 79 and 24 FINRA licenses.

David Landskowsky, 47, Director, combines over 25 years of experience in the Financial Services industry. David Co-Founded Intuitive Venture Partners in 2010. Intuitive Venture Partners is a boutique venture investment firm that raises capital for high growth companies. David began his career at DLJ Direct, the online brokerage service of Donaldson, Lufkin, and Jenrette in 2000. He later joined the Private Equity Group at Spencer Trask Ventures, an early-stage venture capital firm. Subsequently, he transitioned to mezzanine and Pre-IPO financings in later-stage venture-backed companies. David has been a FINRA registered securities representative since 2000. David earned a B.S. in Business Administration with a concentration in Finance, from the Alfred Lerner College of Business and Economics at the University of Delaware.

Eric Rubenstein, 66, Director, has a career that has spanned across a broad spectrum throughout the financial services industry. He possesses a unique skill set in that his experience encompasses both the public and private markets. Eric spent the first 9 years of his career at Bear Stearns, Lehman Brothers and Prudential in managing stock and bond portfolios for private clients, where he was also involved in the syndication of initial public offerings. Since 1997, Eric has been responsible for raising over $1 billion in private financings for startup, early stage and venture-backed late-stage companies across a variety of market sectors, including healthcare & life sciences, telecom, software, information services, consumer products and green tech companies. Eric’s capital raising efforts have focused on a diverse investor base including individuals, institutions, foreign private banks, family offices and foundations. In addition to raising capital, Eric was responsible for sourcing and structuring transactions. Through his network, Eric has provided the human capital, when needed, by rounding out boards and management teams for his portfolio companies. Eric earned a B.S. in Civil Engineering from Wentworth Institute of Technology.

Michael Stewart, 57, Executive Chair, was born and raised in California, and graduated from UC Santa Barbara with bachelor’s degrees in business economics and English. In 2019, Mr. Stewart retired from his role as managing director at Credit Suisse in New York, where he was responsible for global equities and sat on the global markets management team. Previously, Mr. Stewart was a group managing director at UBS in Zurich, Switzerland, where he ran global investment products and services and sat on the wealth management executive committee. From 2011-2014, Mr. Stewart was global head of equities for the UBS Investment Bank, based in New York.

Since retiring, Mr. Stewart has focused on his family and consulting office, Cardiff Associates, and work on various engagements, board and advisory positions, as well as spending time in FinTech private equity, primarily at 7RIDGE. Mr. Stewart began his career in financial services in 1992 at Barclays Global Investors in San Francisco, where he worked in various capacities, ultimately heading the equity trading division. He relocated to New York in 2002 to work for Merrill Lynch, and subsequently Bank of America Merrill Lynch, where he served in a variety of roles, including global head of cash equities, global head of electronic execution, and global head of portfolio and automated trading. From 2008-2011, Mr. Stewart was in London as co-head of Bank of America Merrill Lynch’s global equities division, co-head of European Markets and a member of the investment bank management committee. Mr. Stewart has served on a variety of boards in the securities exchange and financial technology spaces and currently is a member of the board of directors of the Global Financial Markets Association.

At UC Santa Barbara, Mr. Stewart has supported the economics programs and recently made a major investment in men’s basketball and athletics. He also serves on the advisory board of UC Santa Barbara’s Center for Research in Financial Mathematics and Statistics and the Department of Economics Advisory Board. Mr. Stewart is a member of the Gold Circle Society and currently serves on the finance and investment committee. He was elected a trustee of the UC Santa Barbara Foundation in 2014 and served on the finance and investment committee.

(b) Significant Employees.

None.

(c) Family Relationships.

None.

(d) Involvement in Certain Legal Proceedings.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Registrant during the past ten years.

Item 6. Executive Compensation.

The following table sets forth the cash and other compensation paid by the Company to its officer and directors during the period from inception (November 26, 2025) through the date of this filing.

Name and Position	Year	Salary	Bonus	Option Awards	All other Compensation	Total
Vincent LaBarbara (1)	2025	None	None	None	None	None
David Landskowsky (2)	2025	None	None	None	None	None
Eric Rubenstein (3)	2025	None	None	None	None	None
Michael Stewart (4)	2025	None	None	None	None	None

(1)	Vincent LaBarbara was appointed to serve as a member of the Company’s board of directors and as its Chief Executive on November 26, 2025.

(2)	David Landskowsky was appointed to serve as a member of the Company’s board of directors on November 26, 2025.

(3)	Eric Rubenstein was appointed to serve as a member of the Company’s board of directors on November 26, 2025.

(4)	Michael Stewart was appointed to serve as the Company’s Executive Chair on February 3, 2026.

The following compensation discussion addresses all compensation awarded to, earned by, or paid to the Company’s named executive officers. The Company’s officer and directors have not received any cash or other compensation since inception through the date of this filing. No compensation of any nature has been paid for on account of services rendered by a director in such capacity.

It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain members of our management for the purposes of providing services to the surviving entity.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Except as otherwise disclosed herein, there are currently no understandings or agreements regarding compensation our management will receive after a business combination.

Compensation Committee and Insider Participation

The Company does not have a standing compensation committee or a committee performing similar functions.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Certain Relationships and Related Transactions

Notes Payable - Stockholders

On December 10, 2025, the Company issued promissory notes (the “Notes”) to five stockholders of the Company pursuant to which the Company agreed to repay the sum of any and all amounts advanced to the Company, on such date that the Company’s common stock is listed for trading on a nationally recognized exchange in the United States. The Notes bear interest at a rate of five percent (5%) per annum, payable on the maturity date of the Notes. As of December 31, 2025, the amount due under the Notes was $25,000, which includes a $5,000 note payable to the Chief Executive Officer of the Company and two $5,000 notes payable to Directors of the Company.

Promoters and Certain Control Persons

The Company’s management, through its various contacts and affiliations with other entities, including Network 1, may assist the Company with due diligence in identifying a business combination target. There are currently no agreements or preliminary agreements between us and any other entities including but not limited to Network 1. As of this date, Network 1 has not introduced any specific candidate for a potential business combination to the Company. If Network 1 identifies or introduces any potential business combination opportunities to the Company, the principal owners of Network 1, including members of our management may purchase securities in the Company.

None of the directors or officers of the Company may be deemed to be promoters of any other blank check company. None of the directors or officers of the Company has been or is currently involved with any other blank check companies, except that David Landskowsky served as President and Director for Dutchess Holdings Corp., a blank check company, from 2014 until such company filed a Form 15 with the SEC in 2016, having not completed any transaction, and Mr. Landskowsky and Eric Rubenstein, among others, are partners in Intuitive Venture Partners, LLC, the beneficial owner of all 5,000,000 shares of Dutchess Holdings Corp.

Director Independence

Our Common Stock is not quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our board of directors be independent and therefore, the Company is not subject to any director independence requirements. Under NASDAQ Rule 5605(a)(2)(A), a director is not considered to be independent if he or she also is an executive officer or employee of the corporation. Under such definition, one of our directors, Vincent LaBarbara, would not be considered independent as he serves as an officer of the Company. Additionally, Mr. LaBarbara is a director and holds the position of Managing Director/Investment Banking of Network 1.

Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

Item 8. Legal Proceedings.

There are presently no pending legal proceedings to which the Company or any of its property is subject, or any material proceedings to which any director, officer or affiliate of the Registrant, any owner of record or beneficially of more than five percent of any class of voting securities is a party or has a material interest adverse to the Company, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

(a) Market Information.

The Common Stock is not trading on any stock exchange. The Company is not aware of any market activity in its Common Stock since its inception through the date of this filing.

(b) Holders.

As of the date of this filing, there were five record holders of an aggregate of 5,500,000 shares of the Common Stock issued and outstanding.

(c) Dividends.

The Registrant has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Registrant’s business.

(d) Securities Authorized for Issuance under Equity Compensation Plans.

None.

Item 10. Recent Sales of Unregistered Securities.

On November 26, 2025, the Company issued an aggregate of 5,500,000 shares of Common Stock to Vincent LaBarbara, the Company’s founder, Chief Executive Officer, and a Director, who subsequently transferred 4,400,000 shares to four other parties on December 10, 2025, at the same par value price. The shares were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering relying on this exemption based on the following factors: (i) the securities were offered and sold to five purchasers, four of whom are a director or officer of the Company; (ii) each purchaser is a sophisticated investor with significant experience in business, legal, or financial matters; (iii) each purchaser had full access to all material information concerning the Company; (iv) the offering was conducted without any form of general solicitation or public advertising pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended; and (v) no underwriters were involved in the issuance.

The proceeds from the sale of the securities described above will be used for working capital and general and administrative expenses.

Item 11. Description of Registrant’s Securities to be Registered.

(a) Capital Stock.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 200,000,000 shares of Common Stock, par value of $0.0001. As of the date of filing this Registration Statement, 5,500,000 shares of Common Stock were issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Company’s board of directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

(b) Debt Securities.

None.

(c) Warrants and Rights.

None.

(d) Other Securities to Be Registered.

None.

Item 12. Indemnification of Directors and Officers.

The Nevada Revised Statutes provide that we may indemnify our officers and directors against losses or liabilities which arise in their corporate capacity. The effect of these provisions could be to dissuade lawsuits against our officers and directors.

Nevada Revised Statutes Section 78.7502 provides that:

●	A corporation may indemnify under this subsection any person who was or is a party or is threatened to be made a party. to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection. with the action, suit or proceeding if the person: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful.

●	A corporation may indemnify under this subsection any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue, or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought, or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

●	Any discretionary indemnification pursuant to this section, unless ordered by a court or advanced pursuant to subsection 2 of Section 78.751, may be made by the corporation only as authorized in each specific case upon a determination that the indemnification of a director, officer, employee, or agent of a corporation is proper in the circumstances. Determination must be made by: (a) the stockholders; (b) the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; or (c) by independent legal counsel in a written opinion, if (1) a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders; or (2) a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained.

Nevada Revised Statutes Section 78.751 provides that:

●	A corporation shall indemnify any person who is a director, officer, employee, or agent to the extent that the person is successful on the merits or otherwise in defense of: (a) any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise; or (b) any claim, issue, or matter therein, against expenses, actually and reasonably incurred by the person in connection with defending the action, including, without limitation, attorney’s fees.

●	Unless otherwise restricted by the articles of incorporation, the bylaws or an agreement made by the corporation, the corporation may pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation. The articles of incorporation, the bylaws or an agreement made by the corporation may require the corporation to pay such expenses upon receipt of such an undertaking. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

●	The indemnification pursuant to this section and NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, and such misconduct, fraud or knowing violation was material to the cause of action and (b) continues for a person who has ceased to be a director, officer, employee, or agent and inures to the benefit of the heirs, executors, and administrators of such person.

●	Unless the articles of incorporation, the bylaws or an agreement made by a corporation provide otherwise, if a person is entitled to indemnification or the advancement of expenses from the corporation and any other person, the corporation is the primary obligor with respect to such indemnification or advancement.

●	A right to indemnification or to advancement of expenses arising under the provision of the articles of incorporation or any bylaw is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision is in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Item 13. Financial Statements and Supplementary Data.

We set forth below a list of our financial statements included in this Registration Statement on Form 10.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Registrant and its accountants on any matter of accounting principles, practices or financial statement disclosure.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements.

The financial statements included in this Registration Statement on Form 10 are listed in Item 13 and commence following the signature page.

(b) Exhibits.

Exhibit Number	Description
3.1*	Certificate of Incorporation
3.2*	Amended and Restated By-Laws
10.1*	Form of Promissory Note

* Filed previously

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

JDEV ACQUISITION CORP.

Date: March 27, 2026	By:	/s/ Vincent LaBarbara
Vincent LaBarbara
Chief Executive Officer

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of JDEV Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of JDEV Acquisition Corp. (the Company) as of December 31, 2025, and the related statement of operations, changes in stockholders’ equity, and cash flows for the period from November 26, 2025 (inception) to December 31, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the period from November 26, 2025 (inception) to December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has not commenced operations and has not generated profits as of December 31, 2025, which raise substantial doubt about its ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 6 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ TAAD, LLP

We have served as the Company’s auditor since 2025.

Diamond Bar, California

February 4, 2026

JDEV Acquisition Corp.

BALANCE SHEET

December 31, 2025

Assets
Cash	$25,490
Total current assets	25,490
Total Assets	$25,490

Liabilities
Promissory Note Payable to Related Parties	$25,000
Accrued Interest Payable	69
Total current liabilities	25,069
Total Liabilities	$25,069

Stockholder’s Equity
Common Stock, $0.0001 par value, 200,000,000 shares authorized; 5,500,000 shares issued and outstanding	$550
Accumulated Deficit	(129)
Total Stockholder’s Equity	$421

Total Liabilities and Stockholders’ Equity	$25,490

The accompanying notes are an integral part of these financial statements.

JDEV Acquisition Corp.

STATEMENT OF OPERATIONS

For the period from November 26, 2025 (inception)

to December 31, 2025

Revenue
Total Revenue	$-

Operating Expenses
Bank Fees Expense	60
Total Operating Expenses	60

Other Income (Expense)
Interest Expense	(69)
Total Other Income (Expense)	(69)

Net Loss	(129)

Per Share Data

Weighted average number of common shares outstanding	5,500,000

Basic and diluted loss per share	(0.00)

The accompanying notes are an integral part of these financial statements.

JDEV Acquisition Corp.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the period from November 26, 2025 (inception)

to December 31, 2025

	Common Stock		Additional Paid	Accumulated	Total Stockholder’s
	Shares	Amount	In Capital	Deficit	Equity
Beginning balance (Nov 26, 2025)	-	-	-	-	-
Capital contributions	5,500,000	550	-	-	550
Net loss	-	-	-	(129)	(129)
Ending balance (Dec 31, 2025)	5,500,000	550	-	(129)	421

The accompanying notes are an integral part of these financial statements.

JDEV Acquisition Corp.

STATEMENT OF CASH FLOWS

For the period from November 26, 2025 (inception)

to December 31, 2025

Operating Activities
Net Loss	$(129)
Adjustments
Change in accrued interest payable	$69
Net cash used in operating activities	$(60)

Investing Activities
Net cash used in investing activities	$-

Financing Activities
Proceeds from promissory notes	$25,000
Capital contributions	$550
Net cash provided by financing activities	$25,550

Net Change in Cash	$25,490
Beginning cash balance	$-
Ending cash balance	$25,490

The accompanying notes are an integral part of these financial statements.

JDEV Acquisition Corp.

NOTES TO FINANCIAL STATEMENTS

December 31, 2025

Note 1. Nature of Operations

JDEV Acquisition Corp. (the “Company”) was incorporated in the State of Nevada on November 26, 2025. The Company’s management has chosen December 31st for its fiscal year end.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. The Company has not conducted any active operations since inception, except for its efforts to locate suitable acquisition candidates. The Company’s plan of operation for the remainder of the fiscal year and beyond such time shall be to continue its efforts to locate suitable acquisition candidates. As of the date of this filing, the Company has not identified any specific milestones to be achieved by any specific date.

Note 2. Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents are reported in the balance sheet at cost, which approximates fair value. For the purpose of the financial statements cash equivalents include all highly liquid investments with an original maturity of three months or less. There are no cash equivalents at the balance sheet date.

Income Taxes

The Company adopted ASC 740, “Income Taxes”, at its inception. Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry-forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company recognizes the tax benefits of uncertain tax positions only when the positions are “more likely than not” to be sustained assuming examination by tax authorities and determined to be attributed to the Company. The determination of attribution, if any, applies for each jurisdiction where the Company is subject to income taxes on the basis of laws and regulations of the jurisdiction. The application of laws and regulations is subject to legal and factual interpretation, judgement, and uncertainty. Tax laws and regulations themselves are subject to change as a result of changes in fiscal policy, changes in legislation, the evolution of regulations, and court rulings. Therefore, the actual liability of the various jurisdictions may be materially different from management’s estimate. As of December 31, 2025, the Company has no accrued interest or penalties related to uncertain tax positions.

Loss per Common Share

The Company adopted ASC 260, “Earnings per Share”, at its inception. Basic loss per share has been calculated by dividing the Company’s net loss available to common stockholders by the weighted average number of common shares outstanding during the period. The diluted earnings (loss) per share is calculated by dividing the Company’s net loss available to common stockholders by the diluted weighted average number of shares outstanding for the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

Emerging Growth Company

The Company is an “emerging growth company” and has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

Recently Issued Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Note 3. Capital Stock

Common Stock

As of December 31, 2025, the Company has 200,000,000 shares of common stock, par value of $0.0001, authorized and has issued 5,500,000 shares of its $0.0001 par value common stock for $550 to the Chief Executive Officer of the Company. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company.

Subsequently, 4 shareholders purchased 1,100,000 shares each of the Company’s common stock directly from Mr. LaBarbara for $110 apiece, or a purchase price of $0.0001 per share.

Note 4. Income Taxes

Components of deferred tax assets are as follows:

December 31, 2025
Net deferred tax assets - Non-current:
Depreciation	$-
Stock based compensation	-
Expected income tax benefit from NOL carry-forwards	27
Less valuation allowance	(27)
Deferred tax assets, net of valuation allowance	$-

As of December 31, 2025, the Company has approximately $27 in gross deferred tax assets resulting from net operating loss carry-forwards of $129 available to offset future taxable income through 2040 subject to the change in ownership provisions under IRC 382. A valuation allowance has been recorded to fully offset these deferred tax assets because the Company’s management believes future realization of the related tax benefits is uncertain.

The difference between the tax provision at the statutory federal income tax rate on December 31, 2025 and the tax provisions attributable to loss before income taxes is as follows:

Statutory federal income taxes	21.0%
Valuation allowance	(21.0)%
Effective income tax rate, net	-

Note 5. Commitments and Related Party Transactions

Office Space

The Company utilizes the office space and equipment of its management at no cost.

Notes Payable - Stockholders

On December 10, 2025, the Company issued promissory notes (the “Notes”) to five stockholders of the Company pursuant to which the Company agreed to repay the sum of any and all amounts advanced to the Company, on such date that the Company’s common stock is listed for trading on a nationally recognized exchange in the United States. The Notes bear interest at a rate of five percent (5%) per annum, payable on the maturity date of the Notes. As of December 31, 2025, the amount due under the Notes was $25,000, which includes a $5,000 note payable to the Chief Executive Officer of the Company and two $5,000 notes payable to Directors of the Company.

Note 6. Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business.

The Company is a blank check company and has not commenced operations or generated any revenue since inception. As of December 31, 2025, the Company has incurred losses from inception of $129, has working capital of $421, stockholders’ equity of $421, and cash flow used in operating activities of $(60). Due to the Company’s status as a blank check company without revenue-generating operations, combined with its limited liquidity, management believes these conditions raise substantial doubt about the Company’s ability to continue as a going concern for the twelve months following the date these financial statements are issued.

Management intends to finance operations over the next twelve months through additional borrowings or through the consummation of a reverse triangular merger with an operating entity for the purpose of listing on a national exchange.

The accompanying financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

Note 7. Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through February 4, 2026, the date that the financial statements were available to be issued. Based upon this review, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements.